Exhibit 1.02

CDC Corporation Intends to Offer Class A Common Shares of CDC Games Corporation

Offering Intended to Carve Out a Portion of CDC Games to the Public

Hong Kong, July 13, 2007 — CDC Corporation (NASDAQ: CHINA) announced today that it plans to file with the Securities and Exchange Commission a registration statement for an initial public offering of up to US$200 million aggregate principal amount of Class A Common Shares of CDC Games Corporation, its business unit engaged in online games in China.

The purpose of the offering is to allow CDC Games to more clearly differentiate its line of business from CDC Corporation and provide a more targeted investment vehicle for investors seeking to invest only in the online games portion of CDC Corporation’s diverse businesses.

The offering is currently expected to commence during the fourth quarter of 2007, subject to the SEC declaring the registration statement effective.

The Class A Common Shares to be offered will have one vote per share. CDC Corporation will continue to hold supervoting Class B Common Shares of CDC Games which will have twenty votes per share. The Class B Common Shares will automatically and immediately convert into an equal number of Class A Common Shares upon a transfer to any person or entity that is not an affiliate of CDC Corporation. Class A Common Shares are not convertible into Class B Common Shares under any circumstances. Other than voting rights, the rights of the Class A Common Shares and Class B Common Shares will be essentially identical.

CDC Corporation currently anticipates that, in addition to CDC Games offering newly issued Class A Common Shares, CDC Corporation will also be a selling shareholder in the offering.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy any securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful. This announcement is being issued pursuant to and in accordance with Rule 135 under the Securities Act of 1933, as amended.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to the intention to file a registration statement with the SEC, the size of the proposed offering, the expected timing of the offering, the number of votes the Class B Common Shares will have, whether CDC Corporation would be a selling shareholder in any offering, and other statements that are not historical, the achievement of which involve risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions proves incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. These statements are based on management’s current expectations and are subject to risks and uncertainties and changes in circumstances. There are important factors that could cause actual results to differ materially from those anticipated in the forward looking statements, including the following: whether such an offering will be consummated, general capital market condition, the conditions of the public market for Asia based online games companies, the future growth of the online games industry in the China market and the entry of new competitors and their technological advances. Further information on risks or other factors that could cause results to differ is detailed in filings or submissions with the United States Securities and Exchange Commission made by CDC Corporation in its Annual Report for the year ended December 31, 2006 on Form 20-F filed on July 2, 2007. All forward-looking statements included in this press release are based upon information available to management as of the date of the press release, and you are cautioned not to place undue reliance on any forward looking statements which speak only as of the date of this press release. The company assumes no obligation to update or alter the forward looking statements whether as a result of new information, future events or otherwise.

For further information, please contact:

Public Relations Scot McLeod CDC Corporation 678-259-8625 Email: scotmcleod@cdcsoftware.com	Investor Relations Monish Bahl CDC Corporation 678-259-8510 Email: Monish.bahl@cdcsoftware.com